UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 4, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

EFCH is filing the information contained in Item 2.01 and Item 2.03 in this Current Report on Form 8-K. EFH Corp. and EFIH are furnishing only the information contained in Item 7.01 in this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 4, 2016, Luminant Holding Company LLC (“Luminant”), a wholly owned subsidiary of TCEH, completed its previously announced acquisition of all of the membership interests in La Frontera Holdings, LLC (“La Frontera”), the indirect owner of two natural gas-fired generation facilities representing nearly 3,000 MW of capacity located in ERCOT (the “La Frontera Acquisition”), from La Frontera Ventures, LLC (the “Seller”), a subsidiary of NextEra Energy, Inc. The facility in Forney, Texas has a capacity of 1,912 megawatts and the facility in Paris, Texas has a capacity of 1,076 megawatts.

Under the terms of the Purchase and Sale Agreement, dated as of November 25, 2015, between Luminant and the Seller, the aggregate purchase price paid by Luminant to the Seller for the La Frontera Acquisition (the “Purchase Price”) was $1.313 billion, which included the repayment of approximately $950 million of existing project financing indebtedness of La Frontera and its subsidiaries, plus approximately $214 million for cash and approximately $26 million for net working capital.

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2016, TCEH borrowed $1,100,000,000 of Revolving Credit Loans under the Senior Secured, Superpriority Debtor-in-Possession Credit Agreement among EFCH, TCEH, the subsidiaries of TCEH that are debtors-in-possession, the lenders party thereto and Citibank, N.A., as administrative and collateral agent (as amended, the “TCEH DIP Credit Agreement”) to fund a portion of the Purchase Price. Borrowings of Revolving Credit Loans under the TCEH DIP Credit Agreement bear interest based on applicable LIBOR rates, subject to a 0.75% floor, plus 2.50%. Borrowings of Revolving Credit Loans under the TCEH DIP Credit Agreement mature on the earlier of (i) November 7, 2016, (ii) the effective date of any reorganization plan of TCEH, (iii) the consummation of a sale of all or substantially all of the TCEH’s assets or stock under section 363 of the Bankruptcy Code, or (iv) the acceleration of any loans and the termination of the commitments in accordance with the TCEH DIP Credit Agreement.

The TCEH DIP Credit Agreement is filed as an exhibit to the Current Report on Form 8-K filed by EFH Corp., EFIH and EFCH with the Securities and Exchange Commission on May 7, 2014; Amendment No. 1 to the TCEH DIP Credit Agreement, dated as of May 13, 2014, and Amendment No. 2 to the TCEH DIP Credit Agreement, dated as of June 12, 2014, are filed as exhibits to the Current Report on Form 8-K filed by EFH Corp., EFIH and EFCH with the Securities and Exchange Commission on June 25, 2014; Amendment No. 3 to the TCEH DIP Credit Agreement, dated as of November 7, 2014, is filed as an exhibit to the Annual Report on Form 10-K filed by EFH Corp. on March 31, 2015; Amendment No. 4 to the TCEH DIP Credit Agreement, dated as of November 20, 2015, is filed as an exhibit to the Current Report on Form 8-K filed by EFH Corp., EFIH and EFCH on November 27, 2015, and each is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: April 4, 2016